Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

MONSANTO COMPANY

EFFECTIVE JUNE 7, 2018

ARTICLE 1

Stockholders

Section 1.1        Annual Meetings

An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time, and in any event, within 13 months of the previous annual meeting. Any other proper business may be transacted at the annual meeting.

Section 1.2        Special Meetings

Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors, if any, the President, the Secretary, the Board of Directors, or the holders of record of not less than a majority of outstanding shares of stock entitled to vote on a matter at the meeting, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such meeting.

Section 1.3        Notice of Meetings

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. In addition to any delivery of notices as required under the General Corporation Law of the State of Delaware and other applicable law, such notices shall be deemed to be given when received by the President and the Secretary of the stockholder at their respective principal place of business.

Section 1.4        Adjournments

Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5        Quorum

At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.4 of these bylaws until a quorum of such class shall be so present or represented.

Section 1.6        Organization

Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7        Voting; Proxies

Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law or by the certificate of incorporation or these bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Section 1.8        Fixing Date for Determination of Stockholders of Record

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

(b) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c) The record date for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9        Consent of Stockholders in Lieu of Meeting

Unless otherwise provided in the certificate of incorporation or by law, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (i) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (ii) its principal place of business, or (iii) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this section within 60 days of the first date on which a written consent is so delivered to the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 1.9.

ARTICLE 2

Board of Directors

Section 2.1        Powers; Number; Qualifications

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the stockholders. Directors need not be stockholders.

Section 2.2        Election: Term of Office; Resignation; Removal; Vacancies

Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Any director may resign at any time from the Board of Directors thereof upon notice given in writing or by electronic transmission to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified, immediately, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 2.3        Regular Meetings

Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine. Notice thereof stating the place, date, and hour of the meeting shall be given to each director either by mail or electronic transmission on forty-eight (48) hours’ notice. A copy of each such notice shall be furnished to each stockholder promptly upon dispatch to the directors.

Section 2.4        Special Meetings

Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the President or by any two directors. Notice thereof stating the place, date, and hour of the meeting shall be given to each director either by mail or electronic transmission on forty-eight (48) hours’ notice. A copy of each such notice shall be furnished to each stockholder promptly upon dispatch to the directors.

Section 2.5        Participation in Meetings by Conference Telephone Permitted

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6        Quorum; Vote Required for Action

At all meetings of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these bylaws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.

Section 2.7        Organization

Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8        Action by Directors Without a Meeting

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions or transmissions are filed with the minutes of proceedings of the Board. A copy of each such consent shall be furnished to each stockholder promptly upon the filing thereof.

Section 2.9        Compensation of Directors

No director serving on the Board of Directors will receive any compensation therefor from the Corporation; provided that nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 3

Officers

Section 3.1        Officers

The officers of the Corporation shall consist of a President and a Secretary, and may consist of a Chairman of the Board, a Treasurer, one or more Vice Presidents, and such Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors shall determine. The same person may hold any two or more offices. The Board of Directors may choose not to fill any office for any period as it may deem advisable. None of the officers needs to be a director, a stockholder of the Corporation or a resident of Delaware. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these bylaws or in a resolution of the Board of Directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board.

Section 3.2        Election and Term of Office

The Board of Directors shall elect the officers of the Corporation at its annual meeting. If the election of officers is not held at such meeting, the election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s death, resignation or removal.

Section 3.3        Removal; Resignation

The Board of Directors may remove an officer at any time, either with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the officer, but the election of an officer shall not of itself create contractual rights. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

Section 3.4        Vacancies

The Board of Directors may fill any vacancy in any office.

Section 3.5        Chairman of the Board

The Chairman of the Board, if a Chairman of the Board has been elected and is serving, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall also have the power to execute deeds, mortgages, bonds, contracts and other instruments of the Corporation except where required or permitted by law to be otherwise executed and except where the Board of Directors or President expressly delegates the execution to some other officer or agent of the Corporation. The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors may from time to time assign to him or her.

Section 3.6        President

The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have the overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to such policies and directions as the Board of Directors may provide. The President shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation is not inconsistent with applicable law, these bylaws or action of the Board of Directors. The President shall also have the power to execute deeds, mortgages, bonds, contracts and other instruments of the Corporation except where required or permitted by law to be otherwise executed and except where the Board of Directors or President expressly delegates the execution to some other officer or agent of the Corporation. The President may sign certificates for shares of stock of the Corporation the Board of Directors has authorized for issuance. The President shall vote, or give a proxy, power of attorney or other delegation of authority to any other person to vote, all equity interests of any other entity standing in the name of the Corporation. The President in general shall have all other powers and shall perform all other duties incident to the chief executive office of a Corporation or as the Board of Directors may from time to time assign to the President.

Section 3.7        Vice Presidents

In the absence of the President, at the President’s request or in the event of the President’s inability or refusal to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the President shall perform all duties of the President, including the duties of the Chairman of the Board if and as assumed by the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as the Board of Directors, the Chairman of the Board or the President may from time to time assign to them. Any Vice President may sign certificates for shares of stock of the Corporation the Board of Directors has authorized for issuance.

Section 3.8        Secretary

The Secretary shall: (a) keep the minutes of the meetings of the stockholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) have charge of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder and director which shall from time to time be furnished to the Secretary by such stockholder or director; (e) sign certificates for shares of stock of the Corporation the Board of Directors has authorized for issuance; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as the Board of Directors, the Chairman of the Board, or the President may from time to time assign to the Secretary. The Secretary may delegate such details of the performance of duties of the Secretary’s office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties.

Section 3.9        Treasurer

The Treasurer shall: (a) be responsible to the Board of Directors for the receipt, custody and disbursement of all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source and deposit all such monies in the name of the

Corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with these bylaws; (c) disburse the funds of the Corporation as ordered by the Board of Directors or the President or as otherwise required in the conduct of the business of the Corporation; (d) render to the President or the Board of Directors, upon request, an account of all his or her transactions as Treasurer and on the financial condition of the Corporation; and (e) in general, perform all duties incident to the office of Treasurer and such other duties as the Board of Directors, the Chairman of the Board, or the President may from time to time may assign to the Treasurer. The Treasurer may delegate such details of the performance of duties of such office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.

Section 3.10        Assistant Secretaries and Assistant Treasurers

The Assistant Secretaries and Assistant Treasurers shall perform all functions and duties which the Secretary or Treasurer, as the case may be, may assign or delegate, but such assignment or delegation shall not relieve the principal officer from the responsibilities and liabilities of his or her office. In addition, an Assistant Secretary may sign certificates for shares of stock the Board of Directors has authorized for issuance; and the Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as the Secretary or the Treasurer, respectively, or the Board of Directors, the Chairman of the Board or the President may from time to time assign to them. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the Board of Directors shall determine.

ARTICLE 4

Stock

Section 4.1        Stock Certificates and Uncertificated Shares

The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers, including the President, any Vice President, the Secretary, or any Assistant Secretary, of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. Any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 4.2        Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 4.3        Transfers

Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned, or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

ARTICLE 5

Dividends

Section 5.1        Declaration

Dividends upon the capital stock of the corporation, subject to any restrictions contained in the Delaware General Corporation Law or the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the certificate of incorporation.

Section 5.2        Reserve

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 6

Miscellaneous

Section 6.1        Seal

The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.2        Checks, Notes, Drafts, Etc.

All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6.3        Waiver of Notice of Meetings of Stockholders and Directors

Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these bylaws, a written waiver thereof or a waiver by electronic transmission, signed or given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or directors need be specified in any waiver of notice unless so required by the certificate of incorporation or these bylaws.